Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Arqit Quantum Inc. of our report dated December 5, 2024 relating to the financial statements which appears in the Arqit Quantum Inc. Annual Report on Form 20-F for the year ended September 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, United Kingdom
January 17, 2025